GraniteShares ETF Trust - N-1A/A

Exhibit (l)

FORM OF INITIAL CAPITAL AGREEMENT

THIS INITIAL CAPITAL AGREEMENT is entered into as of April 21, 2017 by and between GraniteShares Advisors LLC, with its principal office at 30 Vesey Street, 9th Floor, New York, New York 10007 (“Purchaser”), and GraniteShares ETF Trust, a Delaware statutory trust, with its principal office at 30 Vesey Street, 9th Floor, New York, New York (the “Trust”).

In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. The Trust hereby issues and sells to the Purchaser, and the Purchaser hereby purchases, 2,000 shares (the “BCOM Shares”) of the GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF (the “BCOM Fund”), a series of the Trust, for a total aggregate cash price of $50,000 the receipt and sufficiency of which is hereby acknowledged by the Trust.

2. The Trust hereby issues and sells to the Purchaser, and the Purchaser hereby purchases, 2,000 shares (the “GSCI Shares” and, together with the BCOM Shares, the “Shares”) of the GraniteShares S&P GSCI Commodity Broad Strategy No K-1 ETF (the “GSCI Fund” and, together with the BCOM Fund, the “Funds”), a series of the Trust, for a total aggregate cash price of $50,000 the receipt and sufficiency of which is hereby acknowledged by the Trust.

3. The Purchaser hereby represents that it is purchasing the Shares for investment only and not with a view to reselling or otherwise redistributing the Shares. Specifically, the Shares are being purchased pursuant to Section 14 of the Investment Company Act of 1940, as amended, to serve as the seed capital for the Fund prior to commencement of the public offering of the Funds’ Shares.

4. The Trust represents that the Shares are fully paid and non-assessable.

IN WITNESS WHEREOF, the Trust, on behalf of the Funds, and the Purchaser have executed this Agreement as of the date set forth above.

[Signature Page Follows]

GRANITESHARES ETF TRUST

By:	/s/ William Rhind
Name:	William Rhind
Title:	President

GRANITESHARES ADVISORS LLC

By:	/s/ William Rhind
Name:	William Rhind
Title:	CEO